Exhibit 99.1

Schnitzer Reports Third Quarter 2014 Financial Results

Increased Volume in Auto Parts and Steel Manufacturing Businesses

Higher Earnings Per Share Sequentially and Year-Over-Year

PORTLAND, Ore.--(BUSINESS WIRE)--June 26, 2014--Schnitzer Steel Industries, Inc. (Nasdaq:SCHN) today reported adjusted earnings per share of $0.16 and earnings per share of $0.12 for its fiscal 2014 third quarter ended May 31, 2014. This compares to adjusted earnings per share of $0.09 and earnings per share of $0.03 in the third quarter of fiscal 2013. Adjusted and reported earnings per share both include discrete tax benefits of $0.08 per share in the third quarter of fiscal 2014. The Company generated $73 million in operating cash flow during the first nine months of fiscal 2014, including $27 million in the third quarter.

In our Metals Recycling Business, demand for recycled metals remained steady compared to the second quarter. However, a decline in ferrous prices for shipments early in the quarter led to lower average selling prices which resulted in an estimated adverse impact from average inventory accounting of approximately $10 per ton sequentially. This adverse average inventory impact more than offset the benefits from productivity improvements and cost reductions in the third quarter resulting in operating income per ton of $4 in our Metals Recycling Business. Our Auto Parts Business achieved higher car volumes and seasonally stronger retail sales which more than offset the impact of weaker commodity prices and generated a sequentially higher operating margin of 8%. In our Steel Manufacturing Business, stronger nonresidential construction markets drove increased sales volumes and sequentially higher operating income of $5 million.

The Company continued to successfully execute on its $40 million productivity initiatives and cost savings program, approximately 70% of which are expected to be achieved by the end of fiscal 2014. In the third quarter, savings of $9 million were generated through our Metals Recycling and Steel Manufacturing Businesses which, together with prior savings, is a year-to-date benefit of $20 million.

Summary Results
($ in millions, except per share amounts)
	Quarter
	3Q14	2Q14	3Q13
Revenues	$638	$626	$710

Operating Income	$2	$7	$7
Other Asset Impairment Charges	1	1	—
Restructuring Charges	3	2	2
Adjusted Operating Income(1)(2)	$5	$10	$9

Net Income attributable to SSI	$3	$2	$1

Adjusted Net Income attributable to SSI(1)	$4	$3	$2

Net Income per share attributable to SSI	$0.12	$0.07	$0.03

Adjusted diluted EPS attributable to SSI(1)	$0.16	$0.13	$0.09

(1) See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2) Does not foot due to rounding

“We were pleased to see improved sales volumes in both our Steel Manufacturing and Auto Parts Businesses,” said Tamara Lundgren, President and Chief Executive Officer. “In our Steel Manufacturing Business, our utilization rate was the highest it has been since 2008, reflecting strengthening demand. In our Auto Parts Business, retail sales rebounded after a harsh winter and car purchase volumes reached record levels. In our Metals Recycling Business, results reflected a significant adverse impact from average inventory accounting. However, overall sales volumes in MRB were steady with an increase in both export sales off the East Coast and to the domestic market versus the second quarter. Our continued focus on generating positive cash metal spreads and on disciplined cost and working capital management enabled us to deliver another quarter of strong operating cash flow.”

Key business drivers during the third quarter of fiscal 2014:

  Metals Recycling Business (MRB) generated $4 million of operating income, reflecting lower average ferrous selling prices and adverse impacts of average inventory accounting sequentially which more than offset increasing levels of productivity savings.
  Auto Parts Business (APB) delivered operating income of $7 million and an operating margin of 8%. Increased car volumes and seasonally stronger retail sales benefited results.
  Steel Manufacturing Business (SMB) operating income of $5 million reflected higher nonresidential demand in the West Coast markets and solid execution on productivity initiatives.

Metals Recycling Business

Summary of Metals Recycling Business Results
($ in millions, except selling prices; Fe volumes 000s long tons; NFe volumes Ms lbs)

	Quarter
	3Q14	2Q14	Change	3Q13	Change
Total Revenues	$517	$536	(4)%	$605	(15)%

Ferrous Revenues	$387	$409	(5)%	$465	(17)%
Ferrous Volumes	1,024	1,029	(1)%	1,164	(12)%
Avg. Net Ferrous Sales Prices ($/LT)(1)	$346	$365	(5)%	$367	(6)%

Nonferrous Revenues	$123	$121	2%	$131	(6)%
Nonferrous Volumes	139	136	2%	135	3%
Avg. Net Nonferrous Sales Prices ($/lb)(1)	$0.86	$0.86	—%	$0.94	(9)%

Operating Income(2)	$4	$11	(65)%	$9	(57)%
Other Asset Impairment Charges	—	1	NM	—	NM

Adjusted Operating Income(3)	$4	$12	(68)%	$9	(57)%
Adjusted Operating Income per Fe ton	$4	$11	(67)%	$8	(52)%

(1) Sales prices are shown net of freight.
(2) Operating income excludes the impact of restructuring charges and other exit-related costs.
(3) See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
NM = Not meaningful

Sales Volumes: Ferrous sales volumes of 1 million tons in the third quarter and nonferrous volumes of 139 million pounds approximated second quarter levels.

Export customers accounted for 66% of total ferrous sales volumes in the third quarter. Our ferrous and nonferrous products were shipped to 16 countries, with Turkey, Egypt and Malaysia being the top ferrous export destinations.

Pricing: Average ferrous selling prices in the third quarter declined $19 sequentially. Ferrous selling prices for shipments early in the third quarter softened as much as $40 per ton from peak levels in the second quarter before partially recovering toward the end of the quarter. Nonferrous prices were level with the second quarter.

Margins: Operating income of $4 per ferrous ton declined from $11 per ton reported in the second quarter, reflecting a $10 per ton adverse impact from average inventory sequentially due to the falling price trend. Productivity improvements and cost reductions generated $7 million in savings in the third quarter.

Auto Parts Business

Summary of Auto Parts Business Results
($ in millions)
	Quarter
	3Q14	2Q14	Change	3Q13	Change
Revenues	$84	$76	9%	$86	(3)%
Operating Income(1)	$7	$5	47%	$8	(19)%

Car Purchase Volumes (000s)	98	85	15%	95	3%
Locations (end of quarter)	61	61	—%	61	—%

(1) Operating income excludes the impact of restructuring charges and other exit-related costs.

Revenues: Third quarter revenues increased sequentially, reflecting higher car volumes and seasonally stronger retail sales, partially offset by the adverse impact of lower commodity prices.

Margins: Operating margins of 8%, represented a significant increase sequentially, due to higher seasonal retail activity and, to a lesser extent, improved performance in new stores owned or operated for less than one year.

Steel Manufacturing Business

Summary of Steel Manufacturing Business Results
($ in millions, except selling prices; volume 000s of short tons)
	Quarter
	3Q14	2Q14	Change	3Q13	Change
Revenues	$102	$81	25%	$93	10%
Operating Income	$5	$4	29%	$—	NM

Avg. Net Sales Prices ($/ST)	$686	$676	1%	$687	—%
Finished Goods Sales Volumes	135	115	17%	125	8%

Sales Volumes: Finished steel sales volumes of 135 thousand tons increased 17% sequentially due to higher seasonal construction activity and improving nonresidential demand.

Pricing: Average net sales prices for finished steel products of $686 per short ton increased on a sequential basis due to higher demand.

Margins: Operating income of $5 million reflects higher average selling prices and sales volumes and included approximately $1 million of planned maintenance costs incurred in the quarter.

Productivity Initiatives and Other Cost Reductions

We are targeting $40 million of productivity initiatives and cost reductions, of which approximately 70% is expected to be achieved by the end of fiscal 2014 and the remainder in fiscal 2015. Of the total, approximately $30 million represents expected benefits from productivity improvement initiatives with the remaining $10 million primarily benefiting selling, general and administration expenses. The productivity initiatives are primarily occurring in our Metals Recycling Business through a combination of headcount reductions, implementation of operational efficiencies, reduced lease costs, and other productivity improvements. The savings in selling, general and administration expenses will be achieved across our Metals Recycling and Auto Parts Businesses and Corporate. Through the first nine months of fiscal 2014, we achieved an aggregate $20 million of benefits, which includes $9 million in the third quarter. During the third quarter, we incurred $3 million of restructuring charges and other exit-related costs in connection with this program.

Corporate Items

Adjusted earnings per share in the third quarter excludes restructuring and other impairment charges and includes $2 million of discrete tax benefits. Reported earnings per share includes the same discrete tax benefits and $2 million of additional tax benefits reflecting the allocation of the projected annual tax rate on quarterly results. The Company's full year tax rate for fiscal 2014 is anticipated to be approximately 29%.

Net debt of $347 million at the end of the third quarter was $11 million less than at the end of the second quarter in fiscal 2014. (See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.)

Analysts' Conference Call: Third Quarter of Fiscal 2014

A conference call and slide presentation to discuss results will be held today, June 26, 2014, at 11:30 a.m. EDT hosted by Tamara Lundgren, President and Chief Executive Officer, and Richard Peach, Chief Financial Officer. The call and the slides will be webcast and accessible on the Company's website at www.schnitzersteel.com.

Summary financial data is provided in the following pages. The slides and related materials will be available prior to the call on the website.

SCHNITZER STEEL INDUSTRIES, INC.
FINANCIAL HIGHLIGHTS
(in thousands)
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	May 31, 2014	February 28, 2014	May 31, 2013	May 31, 2014	May 31, 2013

REVENUES:

Metal Recycling Business:
Ferrous sales	$386,826	$409,106	$465,194	$1,165,487	$1,279,088
Nonferrous sales	123,407	120,833	130,600	357,394	372,456
Other sales	6,608	5,751	9,076	19,959	23,977
TOTAL MRB SALES	516,841	535,690	604,870	1,542,840	1,675,521

Auto Parts Business	83,596	76,360	86,439	239,591	234,075
Steel Manufacturing Business	102,039	81,456	92,943	271,618	256,219
Intercompany sales and eliminations	(64,689)	(67,359)	(73,957)	(202,370)	(200,490)
Total Revenues	$637,787	$626,147	$710,295	$1,851,679	$1,965,325

OPERATING INCOME:
Adjusted Metal Recycling Business(1)	$3,736	$11,533	$8,789	$15,860	$28,602
Auto Parts Business	6,734	4,575	8,273	16,918	21,348
Steel Manufacturing Business	4,594	3,573	(72)	9,912	4,373
Adjusted Segment operating income(1)(2)	15,064	19,681	16,990	42,690	54,323

Corporate expense	(10,393)	(9,976)	(8,625)	(29,096)	(28,563)
Intercompany eliminations	252	(187)	695	(966)	(963)
Adjusted operating income	4,923	9,518	9,060	12,628	24,797

Other asset impairment charges	(532)	(928)	—	(1,460)	—
Restructuring charges	(2,762)	(2,006)	(1,873)	(6,580)	(5,006)
Total operating income	$1,629	$6,584	$7,187	$4,588	$19,791

(1) Excludes other asset impairment charges. See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2) Segment operating income excludes the impact of restructuring charges and other exit-related costs.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	May 31, 2014	February 28, 2014	May 31, 2013	May 31, 2014	May 31, 2013
Revenues	$637,787	$626,147	$710,295	$1,851,679	$1,965,325
Cost of goods sold	586,770	571,140	652,263	1,700,328	1,794,933
Selling, general and administrative	46,241	45,856	49,390	139,647	146,144
Income from joint ventures	(147)	(367)	(418)	(924)	(549)
Other asset impairment charges	532	928	—	1,460	—
Restructuring charges and other exit-related costs	2,762	2,006	1,873	6,580	5,006
Operating income	1,629	6,584	7,187	4,588	19,791
Interest expense	(2,580)	(2,816)	(2,788)	(8,097)	(7,159)
Other income (expense), net	570	(142)	141	604	414
Income (loss) before income taxes	(381)	3,626	4,540	(2,905)	13,046
Income tax benefit (expense)	4,505	(986)	(2,986)	4,303	(4,191)
Net income	4,124	2,640	1,554	1,398	8,855
Net income attributable to noncontrolling interests	(1,014)	(851)	(734)	(2,726)	(1,063)
Net income (loss) attributable to SSI	$3,110	$1,789	$820	$(1,328)	$7,792

Net income (loss) per share attributable to SSI - basic	$0.12	$0.07	$0.03	$(0.05)	$0.29
Net income (loss) per share attributable to SSI - diluted	$0.12	$0.07	$0.03	$(0.05)	$0.29

Weighted average number of common shares:
Basic	26,853	26,825	26,671	26,811	26,629
Diluted	27,017	26,947	26,813	26,811	26,777
Dividends declared per common share	$0.188	$0.188	$0.188	$0.563	$0.563

SCHNITZER STEEL INDUSTRIES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)
				Fiscal					Fiscal
	1Q14	2Q14	3Q14	YTD	1Q13	2Q13	3Q13	4Q13	2013
Metals Recycling Business
Ferrous Selling Prices ($/LT) (1)
Domestic	$356	$374	$354	$361	$354	$363	$367	$346	$358
Exports	344	361	341	349	360	374	367	332	359
Average	$348	$365	$346	$353	$358	$372	$367	$336	$358

Ferrous Sales Volume (LT)
Domestic	322,531	328,005	344,526	995,062	279,450	260,509	314,240	288,112	1,142,311
Export	655,072	701,259	679,009	2,035,340	675,212	842,509	849,991	799,644	3,167,356
Total	977,603	1,029,264	1,023,535	3,030,402	954,662	1,103,018	1,164,231	1,087,756	4,309,667

Nonferrous Average Price ($/LB) (1)	$0.89	$0.86	$0.86	$0.87	$0.95	$0.97	$0.94	$0.89	$0.93

Nonferrous Sales Volume (LB, in 000s)	123,941	135,935	139,273	399,150	118,931	125,500	135,256	140,755	520,442

Steel Manufacturing Business
Sales Prices ($/ST) (1) (2)
Average	$657	$676	$686	$673	$680	$690	$687	$667	$680

Sales Volume (ST) (2)
Rebar	83,618	83,838	85,633	253,089	78,159	58,132	71,561	83,911	291,763
Coiled Products	38,322	25,656	41,892	105,870	45,533	32,130	46,088	46,334	170,085
Merchant Bar and Other	6,222	5,305	6,984	18,511	5,926	5,355	7,358	7,298	25,937
Total	128,162	114,799	134,509	377,470	129,618	95,617	125,007	137,543	487,785

Auto Parts Business
Car purchase volumes (000)	91	85	98	274	79	88	95	94	356
Number of self-service locations at end of quarter	62	61	61	61	51	59	61	61	61

(1) Price information is shown after a reduction for the cost of freight incurred to deliver the product to the customer.
(2) Excludes billet sales

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	May 31, 2014	August 31, 2013
Assets
Current Assets:
Cash and cash equivalents	$29,362	$13,481
Accounts receivable, net	193,592	188,270
Inventories, net	230,829	236,049
Other current assets	39,337	29,430
Total current assets	493,120	467,230

Property, plant and equipment, net	526,454	564,426

Goodwill and other assets	368,268	373,856

Total assets	$1,387,842	$1,405,512

Liabilities and Equity
Current liabilities:
Short-term borrowings	$601	$9,174
Other current liabilities	156,451	156,960
Total current liabilities	157,052	166,134

Long-term debt	375,797	372,663

Other long-term liabilities	83,767	85,516

Equity:
Total Schnitzer Steel Industries, Inc. ("SSI") shareholders' equity	765,653	776,558
Noncontrolling interests	5,573	4,641
Total equity	771,226	781,199
Total liabilities and equity	$1,387,842	$1,405,512

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under SEC rules such as adjusted operating income, adjusted operating income for MRB, adjusted net income attributable to SSI, adjusted diluted earnings per share attributable to SSI, operating income margin for APB stores owned more than a year and debt, net of cash. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable U.S. GAAP measures. Management believes that each of the foregoing adjusted non-GAAP financial measures provides a meaningful presentation of the Company's results from its core business operations excluding adjustments for restructuring and other exit-related costs and other impairment charges that are not related to the Company's ongoing core business operations and improves the period-to-period comparability of the Company's results from its core business operations. In addition, management believes that the non-GAAP financial measure relating to the Auto Parts Business new stores impact provides a meaningful presentation of the operating segment's results by excluding operating results relating to newly added stores and thus improves period-to-period comparability of the results of the segment's core business. Management believes that debt, net of cash is a useful measure for investors because, as cash and cash equivalents can be used, among other things, to repay indebtedness, netting this against total debt is a useful measure of our leverage. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

Operating Income
($ in millions)	Quarter
	3Q14	2Q14	3Q13
Consolidated Operating Income:
Operating Income	$2	$7	$7
Other Asset Impairment Charges	1	1	—
Restructuring Charges and Other Exit-Related Costs	3	2	2
Adjusted Operating Income(1)	$5	$10	$9

MRB Operating Income:
Operating Income	$4	$11	$9
Other Asset Impairment Charges	—	1	—
Adjusted Operating Income	$4	$12	$9

Net Income attributable to SSI
($ in millions)	Quarter
	3Q14	2Q14	3Q13
Net Income attributable to SSI	$3	$2	$1
Other Asset Impairment Charges, net of tax	—	1	—
Restructuring Charges and Other Exit-related Costs, net of tax	1	1	1
Adjusted Net Income attributable to SSI(1)	$4	$3	$2
(1) Does not foot due to rounding

Diluted Earnings per share attributable to SSI
($ per share)	Quarter
	3Q14	2Q14	3Q13
Net Income per share attributable to SSI	$0.12	$0.07	$0.03
Other Asset Impairment Charges, net of tax, per share	0.01	0.02	—
Restructuring Charges and Other Exit-related Costs, net of tax, per share	0.04	0.04	0.06
Adjusted Diluted EPS attributable to SSI(1)	$0.16	$0.13	$0.09

Debt, Net of Cash
($ in thousands)	May 31, 2014	August 31, 2013
Short-term borrowings	$601	$9,174
Long-term debt, net of current maturities	375,797	372,663
Total debt	376,398	381,837
Less: cash and cash equivalents	29,362	13,481
Total debt, net of cash	$347,036	$368,356

Auto Parts Business New Stores Impact
($ in millions)	3Q14
	Existing Stores(2)	New Stores(3)	Reported
Revenues	$82	$2	$84
Operating Income	$7	$—	$7
Operating Income Margin	8%	NM	8%
Car Purchase Volumes (000)	96	2	98

	2Q14
	Existing Stores(2)	New Stores(3)	Reported
Revenues(1)	$72	$5	$76
Operating Income (Loss)(1)	$5	$(1)	$5
Operating Income Margin	7%	NM	6%
Car Purchase Volumes (000)	74	11	85

(1) Does not foot due to rounding
(2) Existing Stores represents APB operations for stores owned for more than one year.
(3) New Stores represent new acquisitions, or greenfield development, operating for one year or less.
NM = Not meaningful

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled ferrous metal products in North America with operating facilities located in 14 states, Puerto Rico and Western Canada. The business has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company's integrated operating platform also includes its auto parts and steel manufacturing businesses. The Company's auto parts business sells used auto parts through its self-service facilities located in 16 states and Western Canada. With an effective annual production capacity of approximately 800,000 tons, the Company's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company commenced its 108th year of operations in 2014.

Safe Harbor for Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references to “we,” “our,” “us” and “SSI” refer to the Company and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; strategic direction; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; expected results, including pricing, sales volumes and profitability; obligations under our retirement plans; benefits, savings or additional costs from business realignment and cost containment programs; and the adequacy of accruals.

When used in this report, the words “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “could,” “opinions,” “forecasts,” “future,” “forward,” “potential,” “probable,” and similar expressions are intended to identify forward-looking statements.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases and public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” of our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site; the impact of general economic conditions; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; difficulties associated with acquisitions and integration of acquired businesses; the impact of goodwill impairment charges; the impact of long-lived asset impairment charges; the realization of expected cost reductions related to restructuring initiatives; the inability of customers to fulfill their contractual obligations; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of the consolidation in the steel industry; the impact of imports of foreign steel into the U.S.; inability to realize expected benefits from investments in technology; freight rates and availability of transportation; impact of equipment upgrades and failures on production; product liability claims; the impact of impairment of our deferred tax assets; costs associated with compliance with environmental regulations; the adverse impact of climate change; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Alexandra Deignan, 646-278-9711
adeignan@schn.com
or
Media Relations:
Tom Zelenka, 503-323-2821
tzelenka@schn.com
or
Company Info:
www.schnitzersteel.com
ir@schn.com